                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 2000 (except with respect to the matters discussed in Note 3, as to which the date is March 16, 2000) included in Arch Wireless, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.





                                                  /s/ Arthur Andersen LLP


Boston, Massachusetts
February 9, 2001